UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2015

PARK PLACE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Ross Ave., Suite 4500E, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 214-220-4340

Park Place Energy Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 22, 2015, Park Place Energy Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Tiway Oil B.V. (“Tiway”), a Dutch company in bankruptcy, represented by Jasper R. Berkenbosh in his capacity of administrator. Under the Purchase Agreement, the Company has agreed to purchase 100% of the issued share capital of three wholly owned subsidiaries of Tiway (the “Shares”): Tiway Turkey Petrol Arama Üretim Anonim Şirketi (“TTPA”), a Turkish joint stock company, Tiway Petrol Arama ve Üretim Limited Sirketi (“TPAU”), a Turkish limited liability company, and Tiway Turkey Limited (“TTL”), a Cayman Islands company. The purchase price for the Shares is US $2.1 million. The closing date for the Share transfer contemplated by the Purchase Agreement is scheduled for March 31, 2016. The transaction is subject to the satisfaction of several closing conditions, including the approval of Turkish gas marketing agency, the Energy Market Regulatory Authority of the Republic of Turkey, and the approval of the Turkish agency that regulates petroleum affairs, the General Directorate of Petroleum Affairs of the Ministry of Energy and Natural Resources of the Republic of Turkey.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description

99.1*	Park Place Press Release dated December 23, 2015

* Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY INC.

/s/ Francis M. Munchinski
Francis M. Munchinski Secretary and Treasurer

Date: December 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Park Place Press Release dated December 23, 2015

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